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                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                               THE REGIS FUND II


     Pursuant to Sections 3810(b)(1) and 3811(a)(2) of the Delaware Business Trust Act, as amended, the undersigned hereby certifies that:

     1.   The name of the business trust is THE REGIS FUND II (the "Trust").

     2. Article FIRST of the Certificate of Trust of the Trust shall be amended to provide as follows:

          FIRST:  The name of the business trust is "UAM Funds Trust."

     3. The effective date of this Certificate of Amendment is October 31, 1995.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, had duly executed this Certificate of Amendment this 26th day of October, 1995.

                                                        THE REGIS FUND II

                                                        /s/ Norton H. Reamer
                                                        --------------------
                                                        Norton H. Reamer